China Pharma Holdings, Inc. Appoints Chief Financial Officer and Board Member

HAIKOU CITY, Hainan Province, China, April 30, 2009 – China Pharma Holdings, Inc. (“China Pharma”) (OTC BB: CPHI), which develops, manufactures, and markets specialty pharmaceutical products in China, today announced that it has appointed Mr. Frank Waung to Chief Financial Officer, and has nominated Ms. Heung Mei Tsui to the Board of Directors.

Mr. Frank Waung brings to China Pharma fifteen years of financial experience across multiple sectors of the U.S. capital market. Most recently, Frank was a Managing Director at the boutique investment-banking firm, Hickey Friehofner Capital. Prior to that, Frank was a special situation analyst at DellaCamera Capital Management. He also served as a senior economist and a convertible bond analyst at SG Cowen & Company. Fluent in Mandarin and English, Mr. Waung holds a Bachelor of Science degree from the University of California and an MBA from the Wharton School at the University of Pennsylvania.

Ms. Heung Mei Tsui is a self-employed businesswoman engaged in international trade and investments. She graduated from Hunan Financial & Economic College.

“We welcome Ms. Heung Mei Tsui to join the Board, and we look forward to her future contributions as we execute our growth plan,” stated Ms. Zhilin Li, president and CEO of China Pharma. “We also are pleased to welcome Mr. Frank Waung to our Company and we hope that his professional background and industry experience will add value to CPHI’s future endeavors.”

Separately, CPHI announced that Mr. Xihua Wu, who served as the CFO to Helpson (wholly owned by CPHI) since 1999, and CFO and a director to CPHI since 2005, has resigned as CFO and as director of the Board for personal reasons. Mr. Wu successfully led the Company's May 2005 reverse merger, as well as the funding raisings in 2005, 2007 and 2008.

''On behalf of the Board of Directors and China Pharma, I want to personally thank Mr. Wu for his tremendous contributions to the Company over the past decade,'' said Ms. Zhilin Li. ''As a key executive and leader, he made many contributions that built CPHI from a start-up enterprise to the strong company that we are today. We all wish him well.''

About China Pharma Holdings, Inc.

China Pharma Holdings, Inc. is a specialty pharmaceutical company with rapidly growing profit that develops, manufactures, and markets treatments for a wide range of high incidence and high mortality conditions in China, including cardiovascular, CNS, infectious, and digestive diseases. The Company's cost-effective, high margin business model is driven by market demand and supported by a scalable GMP-certified manufacturing infrastructure. In addition, the Company has a broad and expanding distribution network across 30 provinces, municipalities and autonomous regions. The Company is registered in Delaware, USA. Hainan Helpson Medicine & Bio-pharmaceutical Co., Ltd (Helpson), located in Haikou City, Hainan Province, China, is a wholly owned subsidiary of China Pharma Holdings, Inc. For more information about China Pharma Holdings, Inc., please visit http://www.chinapharmaholdings.com

Safe Harbor Statement:

Certain statements in this press release and oral statements made by China Pharma on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand, increased competition, failure to obtain or maintain intellectual property protection, downturns in the Chinese economy, uncompetitive levels of research and development, failure to obtain regulatory approvals, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

Contact:

China Pharma Holdings, Inc.
Diana Huang, +86-898-6681-1730

hps@chinapharmaholdings.com